MGP INGREDIENTS REPORTS RECORD SECOND QUARTER 2021 RESULTS
Quarterly results led by record performance in each of the three business segments

ATCHISON, Kan., August 4, 2021 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the second quarter ended June 30, 2021.

2021 second quarter results compared to 2020 second quarter results

•Consolidated sales increased 89.0% to $174.9 million, as a result of strong growth in each of the reporting segments.
•Consolidated gross profit increased 174.5% to $56.8 million, representing 32.5% of consolidated sales, due to record gross profit in each of the reporting segments.
•Non-GAAP gross profit increased 186.7% to $59.4 million, representing 33.9% of consolidated sales.
•Consolidated operating income increased 144.0% to $27.7 million; non-GAAP operating income increased 204.7% to $36.9 million.
•Earnings per share ("EPS") increased to $0.91 per share from $0.50 per share; non-GAAP EPS increased to $1.27 per share from $0.54 per share.
•Adjusted EBITDA increased to $42.3 million from $15.7 million, representing a 169.8% increase.

“The record consolidated quarterly results reflect the progress our team has made toward executing our long-term strategic plan,” said David Colo, president and CEO of MGP Ingredients. “Sales of premium beverage alcohol increased 54.2%, primarily driven by brown goods sales growth of 72.8% from last year, which was due to both higher aged whiskey and new distillate sales. The American Whiskey category remains robust, and we continue to optimize our significant share and scale advantage to grow the business.

“Integration of our recently completed acquisition of Luxco remains on track, including achievement of the synergy expectations we shared earlier in the year”, continued Colo. “This additional platform is already improving our gross profit and cash flow generation profile and provides long term growth opportunities for the company. We also recently announced three key leadership changes, David Bratcher was elevated to Chief Operating Officer, Amel Pasagic was appointed Chief Information Officer and Erika Lapish joined as Vice President Human Resources. David, Amel and Erika are proven leaders and further strengthen our capability of executing our long-term strategies.”

Distillery Products Segment
In the second quarter of 2021, sales for the Distillery Products segment increased 20.8% to $90.3 million, reflecting a 54.2% increase in sales of premium beverage alcohol, as a result of higher aged whiskey, white goods and new distillate sales. Gross profit increased to $32.0 million or 35.4% of segment sales, compared to $15.9 million, or 21.2% of segment sales in the second quarter 2020.

“We posted another record quarter in the Distillery Products segment, primarily driven by strong aged whiskey sales, as a result of the continued robust consumer demand for our premium beverage alcohol offerings,” said Colo. “The macro consumer trend supporting the ongoing growth of the American Whiskey category remains solid, which is confirmed by the demand we’re experiencing from new and existing brown goods customers.

“White goods sales also posted solid growth of 22.4% from the prior year period, primarily due to improved prices. As for industrial alcohol products, we have seen additional supply enter the market this quarter and we anticipate spot market margins will normalize and return to historical levels as demand moderates over the next several quarters.”

Branded Spirits Segment
In the second quarter of 2021, sales for the Branded Spirits segment totaled $60.4 million, primarily due to the Luxco acquisition. Gross profit increased to $18.4 million or 30.5% of segment sales, compared to $0.1 million, or 38.5% of segment sales in the second quarter 2020. Excluding the impact of purchase accounting related to the Luxco acquisition, gross margin totaled 35.7% for the quarter.

“The results for this newly created segment exceeded our expectations this quarter,” commented Colo. “We are very pleased with the ongoing consumer demand for our brands, as we continue to focus on improving our portfolio profitability by optimizing gross profits and margins, as well as the marketing mix across all of our brands.”

Ingredient Solutions Segment
For the second quarter of 2021, sales in the Ingredient Solutions segment increased 39.1% to $24.2 million. Gross profit increased to $6.4 million, or 26.5% of segment sales, compared to $4.7 million, or 27.1% of segment sales in the second quarter 2020.

“As expected, this quarter’s results reflect the solid demand we continue to experience for our specialty wheat proteins and starches in the Ingredient Solutions segment,” said Colo. “We believe our diverse customer base and product offering continue to be aligned with strong consumer trends.”

Other
MGP experienced a fire at the Atchison facility during the fourth quarter 2020, which damaged feed drying equipment and caused a temporary loss of production time. During the second quarter, the Company recorded a $6.2 million partial settlement from its insurance carrier and is working to construct a replacement drying system that is anticipated to be operational in the fourth quarter of 2021.

Corporate selling, general and administrative ("SG&A") expenses for the second quarter 2021 increased to $29.2 million as compared to $9.4 million in the second quarter 2020, primarily driven by the assumption of Luxco SG&A expenses, as well as one-time acquisition related costs.

The corporate effective tax rate for the quarter was 24.2% compared with 23.1% in the year ago period due to higher pre-tax income, which lessened the proportionate effects of tax credits received.

EPS increased to $0.91 for the second quarter 2021 based on 21.9 million shares outstanding, compared to $0.50 for the second quarter 2020 based on 16.9 million shares outstanding. Second quarter 2021 non-GAAP EPS increased to $1.27 per share from $0.54 per share, as compared to the prior year period.

2021 Outlook
MGP is offering the following consolidated guidance for fiscal 2021, including Luxco's financial results:
•Sales are projected to be in the range of $570 million to $580 million.
•Adjusted EBITDA is expected to be in the range of $105 million to $110 million.
•Adjusted earnings per share are forecasted to be in the $2.90 to $3.00 range, with weighted average shares outstanding expected to be approximately 20.7 million at year end.

Conclusion
“While we are off to a strong start to the year, we remain conscientious of the pandemic’s continued uncertainty and its potential impact on our results,” said Colo. “We remain committed to the execution of our long-term growth strategy, further building on the momentum from last quarter and year. Our three business segments are uniquely aligned with strong consumer trends, which we believe will create long-term and sustainable shareholder value. While we are very pleased with the unprecedented aged whiskey sales year to date, our full year guidance reflects aged whiskey demand to moderate in the back half of the year and over the long-term, to grow in line with the overall American Whiskey category.”

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast:        ir.mgpingredients.com on the Events & Presentations page
Conference Call:    844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With U.S. distilleries in Kentucky, Indiana, Kansas, and Washington D.C., and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from five distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced; and the Washington, D.C.-based Green Hat Distillery, producer of the Green Hat family of gins. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the recent acquisition of Luxco, Inc. and its affiliates ("Luxco"), anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,”

“estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the ability to realize the anticipated benefits of the acquisition of Luxco; (ii) the ability to successfully integrate the businesses; (iii) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; and (iv) significant transaction costs and unknown liabilities. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Lawrenceburg facility, or any Luxco facility, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted operating income, adjusted income before taxes, adjusted net income, adjusted MGP earnings, basic and diluted adjusted earnings per share, and adjusted EBITDA. The presentation of non-GAAP financial measures should be reviewed in conjunction with operating income, income before taxes, net income, net income attributable to common shareholders and basic and diluted earnings per share computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended June 30, 2020	$11,338
Increase in gross profit - Branded Spirits segment	18,286	161.3	pp(a)
Increase in gross profit - Distillery Products segment	16,131	142.3	pp
Increase in gross profit - Ingredient Solutions segment	1,708	15.0	pp
Increase in selling general and administrative expenses	(19,800)	(174.6)	pp
Operating income for quarter ended June 30, 2021	$27,663	144.0%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for year to date ended June 30, 2020	$25,046
Increase in gross profit - Distillery Products segment	26,317	105.1	pp(a)
Increase in gross profit - Branded Spirits segment	18,182	72.6	pp
Increase in gross profit - Ingredient Solutions segment(a)	714	2.8	pp
Increase in selling general and administrative expenses	(22,096)	(88.2)	pp
Operating income for quarter ended June 30, 2021	$48,163	92.3%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for quarter ended June 30, 2020	$0.50
Increase in operations(b)	0.74	148.0	pp(a)
Change in interest expense, net(b)	(0.02)	(4.0)	pp
Tax: Change in effective tax rate	(0.02)	(4.0)	pp
Increase in shares outstanding resulting from the Merger	(0.29)	(58.0)	pp
Basic and diluted EPS for quarter ended June 30, 2021	$0.91	82.0%

Change in basic and diluted EPS, year to date versus year to date	Basic and Diluted EPS	Change
Basic and diluted EPS for year to date ended June 30, 2020	$1.07
Increase in operations(b)	1.04	97.2	pp(a)
Decrease in weighted average shares outstanding, excluding the Merger impacts	0.01	0.9	pp
Change in interest expense, net(b)	(0.02)	(1.9)	pp
Increase in shares outstanding resulting from the Merger	(0.29)	(27.1)	pp
Basic and diluted EPS for year to date ended June 30, 2021	$1.81	69.1%

(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2020).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Brown goods	$43,766	$25,325	$18,441	72.8%
White goods	18,205	14,873	3,332	22.4
Premium beverage alcohol	61,971	40,198	21,773	54.2
Industrial alcohol	14,770	22,953	(8,183)	(35.7)
Food grade alcohol	76,741	63,151	13,590	21.5
Fuel grade alcohol	4,753	1,174	3,579	304.9
Distillers feed and related co-products	4,672	6,781	(2,109)	(31.1)
Warehouse services	4,182	3,699	483	13.1
Total Distillery Products	$90,348	$74,805	$15,543	20.8%

	BRANDED SPIRITS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Ultra premium	$10,093	$320	$9,773	3,054.1%
Premium	6,301	47	6,254	13,306.4
Mid	17,786	—	17,786	n/a
Value	20,944	—	20,944	n/a
Other	5,302	17	5,285	31,088.2
Total Branded Spirits	$60,426	$384	$60,042	15,635.9%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2021	2020	$ Change	% Change
Specialty wheat starches	$12,598	$9,122	$3,476	38.1%
Specialty wheat proteins	8,352	6,013	2,339	38.9
Commodity wheat starches	2,663	1,774	889	50.1
Commodity wheat proteins	552	462	90	19.5
Total Ingredient Solutions	$24,165	$17,371	$6,794	39.1%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Brown goods	$86,807	$53,970	$32,837	60.8%
White goods	34,862	31,712	3,150	9.9
Premium beverage alcohol	121,669	85,682	35,987	42.0
Industrial alcohol	32,106	44,571	(12,465)	(28.0)
Food grade alcohol	153,775	130,253	23,522	18.1
Fuel grade alcohol	7,270	2,696	4,574	169.7
Distillers feed and related co-products	9,644	13,770	(4,126)	(30.0)
Warehouse services	8,283	7,600	683	9.0
Total Distillery Products	$178,972	$154,319	$24,653	16.0%

	BRANDED SPIRITS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Ultra premium	$10,574	$684	$9,890	1,445.9%
Premium	6,383	171	6,212	3,632.7
Mid	17,786	—	17,786	n/a
Value	20,944	—	20,944	n/a
Other	5,309	17	5,292	31,129.4
Total Branded Spirits	$60,996	$872	$60,124	6,895.0%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2021	2020	$ Change	% Change
Specialty wheat starches	$22,820	$19,334	$3,486	18.0%
Specialty wheat proteins	14,398	12,378	2,020	16.3
Commodity wheat starches	4,946	3,651	1,295	35.5
Commodity wheat proteins	1,130	1,088	42	3.9
Total Ingredient Solutions	$43,294	$36,451	$6,843	18.8%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2021	2020	2021	2020
Sales	$174,939	$92,560	$283,262	$191,642
Cost of sales	118,112	71,858	194,136	147,729
Gross profit	56,827	20,702	89,126	43,913
Selling, general and administrative expenses	29,164	9,364	40,963	18,867
Operating income	27,663	11,338	48,163	25,046
Interest expense, net	(1,104)	(628)	(1,592)	(1,107)
Other income (loss), net	(88)	330	(58)	167
Income before income taxes	26,471	11,040	46,513	24,106
Income tax expense	6,412	2,550	11,027	5,774
Net income	20,059	8,490	35,486	18,332

Income attributable to participating securities	150	57	299	123
Net loss attributable to noncontrolling interest	(76)	—	(76)	—
Net income attributable to MGP Ingredients, Inc.	$19,985	$8,433	$35,263	$18,209

Basic and diluted weighted average common shares	21,916,721	16,899,079	19,436,143	16,956,502

Basic and diluted earnings per common share	$0.91	$0.50	$1.81	$1.07

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2021	December 31, 2020		June 30, 2021	December 31, 2020
ASSETS			LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets:			Current Liabilities:
Cash and cash equivalents	$37,243	$21,662	Current maturities of long-term debt	$3,227	$1,600
Receivables, net	79,110	56,966	Accounts payable	37,434	30,273
Inventory	232,292	141,011	Federal and state liquor taxes payable	9,175	107
Prepaid expenses	4,996	2,644	Income taxes payable	1,721	704
Total Current Assets	353,641	222,283	Accrued expenses and other	31,881	20,645
			Total Current Liabilities	83,438	53,329

Property, plant, and equipment	378,962	313,730	Other liabilities:
Less accumulated depreciation and amortization	(189,330)	(181,738)	Long-term debt, less current maturities	36,870	38,271
Property, Plant, and Equipment, net	189,632	131,992	Credit agreement - revolver	230,294	—
Operating lease right-of-use assets, net	9,169	5,151	Long-term operating lease liabilities	6,626	3,057
Investment in joint ventures	5,739	—	Other noncurrent liabilities	5,117	7,094
Intangible assets, net	219,872	890	Deferred income taxes	58,450	2,298
Goodwill	228,243	2,738	Total Liabilities	420,795	104,049
Other assets	8,001	3,521	Total equity	593,502	262,526
TOTAL ASSETS	$1,014,297	$366,575	TOTAL LIABILITIES AND TOTAL EQUITY	$1,014,297	$366,575

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net income	$35,486	$18,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,425	6,344
Net loss attributable to noncontrolling interest	(76)	—
Gain on sale of assets	—	(8)
Share-based compensation	4,767	1,801
Deferred income taxes, including change in valuation allowance	(1,568)	(99)
Unrealized gain on foreign currency	7	—
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	7,531	(13,174)
Inventory	(408)	(9,983)
Prepaid expenses	(897)	(1,973)
Income taxes payable	1,017	5,778
Accounts payable	(12,996)	(4,218)
Accrued expenses and other	7,987	3,126
Federal and state liquor taxes payable	716	132
Other, net	(2,537)	(72)
Net cash provided by operating activities	47,454	5,986
Cash Flows from Investing Activities
Additions to property, plant, and equipment	(18,336)	(10,177)
Purchase of business, net of cash acquired	(149,599)	(2,750)
Contributions to equity method investment	(988)	—
Proceeds from sale of property	—	688
Other, net	(1,312)	(168)
Net cash used in investing activities	(170,235)	(12,407)
Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(4,707)	(4,101)
Purchase of treasury stock	(765)	(4,395)
Loan fees paid related to borrowings	(666)	(1,148)
Principal payments on long-term debt	—	(199)
Proceeds from credit agreement - revolver	242,300	54,700
Payments on credit agreement - revolver	(10,306)	(30,000)
Payment on assumed debt as part of the Merger	(87,497)	—
Net cash provided by financing activities	138,359	14,857

Effect of exchange rate changes on cash	3	—
Increase in cash and cash equivalents	15,581	8,436
Cash and cash equivalents, beginning of period	21,662	3,309
Cash and cash equivalents, end of period	$37,243	$11,745

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended June 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$56,827	$27,663	$26,471	$20,059	$19,985	$0.91
Adjusted to remove:
Inventory step-up - Branded Spirits (b)	2,529	2,529	2,529	2,529	2,510	0.11
Business acquisition costs(c)	—	6,738	6,738	5,535	5,473	0.25
Adjusted Non-GAAP results	$59,356	$36,930	$35,738	$28,123	$27,968	$1.27

	Quarter Ended June 30, 2020
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$20,702	$11,338	$11,040	$8,490	$8,433	$0.50
Adjusted to remove:
CEO transition costs (d)	—	783	783	684	684	0.04
Adjusted Non-GAAP results	$20,702	$12,121	$11,823	$9,174	$9,117	$0.54

	Year to Date Ended June 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$89,126	$48,163	$46,513	$35,486	$35,263	$1.81
Adjusted to remove:
Inventory step-up - Branded Spirits (b)	2,529	2,529	2,529	2,529	2,510	0.13
Business acquisition costs(c)	—	8,628	8,628	7,303	7,241	0.37
Adjusted Non-GAAP results	$91,655	$59,320	$57,670	$45,318	$45,014	$2.31

	Year to Date Ended June 30, 2020
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$43,913	$25,046	$24,106	$18,332	$18,209	$1.07
Adjusted to remove:
CEO transition costs (d)	—	1,368	1,368	1,258	1,258	0.07
Adjusted Non-GAAP results	$43,913	$26,414	$25,474	$19,590	$19,467	$1.14

(a)MGP Earnings has been defined as "Net income attributable to MGP Ingredients, Inc."

(b)The finished goods Inventory valuation step-up costs are included in the Condensed Consolidated Statement of Income within Cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the acquired finished goods inventory at its estimated fair value.

(c)The Business acquisition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

(d)The CEO transition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes additional employee related costs in connection with the transition of CEOs.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO Adjusted EBITDA
(UNAUDITED)
(in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2021	2020	2021	2020
Net Income	$20,059	$8,490	$35,486	$18,332
Interest expense	1,104	628	1,592	1,107
Income tax expense	6,412	2,550	11,027	5,774
Depreciation and amortization	5,115	3,220	8,425	6,344
Equity method investment	334	—	334	—
Inventory step-up - Branded Spirits	2,529	—	2,529	—
Business acquisition costs	6,738	—	8,628	—
CEO transition costs	—	783	—	1,368
Adjusted EBITDA	$42,291	$15,671	$68,021	$32,925

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment, inventory step-up, business acquisition costs and CEO transition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.

MGP INGREDIENTS, INC.
Purchase Accounting - Summary of Preliminary Fair Value Step Up
(UNAUDITED)
(in thousands)

The Merger was accounted for as a business combination in accordance with Accounting Standard Codification 805 “ASC 805”), Business Combinations, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets and contingent liabilities are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date. The table below reflects the summary for Finished Goods inventory, Whiskey inventory, Property, plant and equipment, and Distributor relationships preliminary purchase price accounting step up to fair value, the related amortization period and the Income Statement caption within which the adjustment is included.

	Step Up Value	Amortization Period	Income Statement Caption	Q2 2021 Income Statement Impact
Finished Goods Inventory	$2,529	3 months	Cost of sales	$2,529
Whiskey Inventory	1,065	10 years	Cost of sales	27
Property, plant and equipment	7,340	various	Cost of sales	560
Definite-lived intangible asset - Distributor relationships	41,400	20 years	SG&A	518
Total Fair Value Step Up	$52,334			$3,634